Exhibit 10.1

07 May 2009

WARNER CHILCOTT COMPANY, LLC

P.O.Box 1005

Fajardo

Puerto Rico

00738

Terms for exchanging the LEO 80185 Body Indication with a New LEO Product

Reference is made to the Master Agreement dated as of April 1, 2003 between Galen (Chemicals) Limited and LEO Pharma A/S (“LEO”) (the “Master Agreement”) as amended by Addendum I dated as of September 14, 2005 between Warner Chilcott Company, LLC (formerly Warner Chilcott Company, Inc.) (“WCCI”) and LEO (the “Addendum”) and to the License, Supply and Development Agreement dated as of September 14, 2005 between LEO and WCCI, as amended (the “DC Agreement”). In consideration of the covenants and agreements contained herein and notwithstanding anything to the contrary set forth in the Master Agreement, the Addendum and the DC Agreement, LEO and WCCI hereby agree as follows:

Whereas WCCI has expressed its interest in marketing a new LEO product described in Exhibit A hereto (the “New Product”) in the the Territory (as defined in the DC Agreement) instead of LEO 80185 (trunk indication) for the topical treatment of psoriasis vulgaris in adults described in Appendix IV to the DC Agreement (the “80185 Product”); and

Whereas LEO has agreed to attempt to develop such New Product.

Now therefore WCCI and LEO have agreed to enter into this Letter Agreement.

LEO and WCCI agree that:

1.	LEO shall cease development of the 80185 Product for the Territory until such time as it delivers the 80185 Development Resumption Notice (as defined below) to WCCI in accordance with the terms hereof.

2.	LEO will develop the New Product for the Territory on the following conditions:

a.	Between January 1, 2010 and December 1, 2010 LEO shall deliver written notice to WCCI providing that (i) LEO will continue the development of the New Product for the Territory (such notice, the “New Product Development Notice”) or (ii) LEO will resume the development of the 80185 Product for the Territory and will terminate its development hereunder with respect to the New Product (such notice, the “80185 Development Resumption Notice”), it being understood that such election of whether to continue the New Product development or resume the 80185 Product development shall be determined in LEO’s sole discretion.

b.	If LEO delivers a New Product Development Notice in accordance with Section 2(a) hereof the parties shall execute an amendment to Appendix IV of the DC Agreement on or prior to January 15, 2011 deleting the 80185 Product and including the New Product as an Appendix IV Product (as defined in the DC Agreement) and WCCI shall pay the following milestones to LEO:

i.	USD 25,000,000 (United States Dollars twenty five million) no later than January 15, 2011;

ii.	USD 10,000,000 (United States Dollars ten million) 15 (fifteen) days after the acceptance for filing of an NDA or an sNDA for the approval of the New Product with the United States Food and Drug Administration (the “FDA”); and

iii.	USD 15,000,000 (United States Dollars fifteen million) 15 (fifteen) days after the approval by the FDA of the New Product for the Territory.

For the avoidance of doubt, if LEO delivers the 80185 Development Resumption Notice in accordance with Section 2(a) hereof then the milestone payments relating to the 80185

Product set forth in Article 5 of the Addendum (in the Addendum referred to as the “LEO 80185 – Trunk Indication”) shall be payable to LEO, subject to provisions of the Addendum.

3.	As promptly as practicable, LEO will use commercially reasonable efforts to file and diligently prosecute one or more patent applications covering the New Product and any patents issuing thereon shall be deemed to be “Patents” under the terms of the DC Agreement.

4.	It is understood that none of the milestone payments paid according to this Letter Agreement are refundable.

5.	Subject to the terms of the DC Agreement, all rights including, but not limited to, any intellectual property rights, arising out of the development of either the 80185 Product and the New Product will be owned by LEO.

6.	LEO does not guarantee that it succeeds in developing a New Product or that an NDA, an sNDA and/or a marketing authorization can be obtained for any of the indications/products referred to in this Letter Agreement.

7.	The provisions of the Master Agreement, the Addendum and the DC Agreement shall, to the extent such provisions are not changed by this Letter Agreement, remain unchanged and in full force and effect.

Please indicate your acceptance of the foregoing by executing and returning one of the duplicate original copies of this document to the undersigned at the address set forth above.

LEO PHARMA A/S

/s/ Gitte P. Aabo	/s/ Lars Olsen
Gitte P. Aabo	Lars Olsen
President, CEO	Executive Vice President

Acknowledged and agreed:

WARNER CHILCOTT COMPANY, LLC

By:	/s/ Max A. Torres
Name: Max A. Torres
Title: Senior Director

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